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                                                                    Exhibit J(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

                           PRICEWATERHOUSECOOPERS LLP
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                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of
MassMutual Institutional Funds:

We consent to the incorporation by reference in Post-Effective Amendment No. 11 to the Registration Statement under the Securities Act of 1933 of MassMutual Institutional Funds on Form N-1A (File No. 33-73824) of our report dated February 6, 1998, on our audit of the financial statements and financial highlights of MassMutual Institutional Funds (comprising the MassMutual Prime Funds, MassMutual Short Term Bond Fund, MassMutual Core Bond Fund, MassMutual Balanced Fund, MassMutual Value Equity Fund, MassMutual Small Cap Value Equity Fund, and MassMutual International Equity Fund), which report is included in the Annual Report for the year ended December 31, 1997, which is included in this Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in the Statement of Additional Information.

Springfield, Massachusetts
April 29, 1999